THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED. ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

Principal Amount: $100,000	Issue Date: July 31, 2019

The Maslow Media Group, Inc.

12% SENIOR UNSECURED CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, pursuant to the terms and conditions of this 12% Senior Unsecured Convertible Promissory Note (this “Note”), The Maslow Media Group, Inc., a Virginia corporation (the “Company”), hereby promises to pay to the order of Nick Tsahalis, or registered assigns (the “Holder”), on the first anniversary of the Issue Date as set forth above or earlier as required pursuant to the Agreement, as defined below (as applicable, the “Maturity Date”), $100,000 (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of twelve percent (12%) per annum, simple interest, in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the “Indebtedness”) has not been converted into Conversion Shares (as defined below) prior to the Maturity Date. Interest shall commence accruing on the date hereof (the “Issue Date”), computed on the basis of a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein.

This Note is entered into pursuant to a Securities Purchase Agreement by and between the Company and the Holder dated as of the Issue Date (the “Agreement”) and is subject to the terms and conditions thereof. This Note will rank senior in right of payment to the Company’s capital stock. This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity. This Note is one of a series of 12% Senior Convertible Promissory Notes being issued and sold by the Company in an offering of 15 units of securities of the Company (the “Units”), with each Unit comprised of (i) one (1) senior convertible promissory note in the form of this Note, to be issued in $100,000.00 integral principal amounts; (ii) 0.20 shares of common stock, par value $1.00 per share of the Company (the “Common Stock”) and (iii) a warrant to purchase 0.1 shares of Common Stock at an exercise price as set forth therein (the “Offering”). All of the senior unsecured convertible promissory notes issued in the Offering are collectively referred to as the “Offering Notes.”

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement.

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Section 2. Interest; Late Fees; Prepayment; Default.

(a) Interest on this Note shall accrue on a simple interest, non-compounded basis, and shall be added to the Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be due hereunder pursuant to Section 2(b), at which time all Indebtedness shall be due and payable, unless earlier converted into Conversion Shares (as defined below). In the event that any amount due hereunder is not paid as and when due, such amounts shall accrue interest at the rate of 15% per year, simple interest, non-compounding, until paid. The Company may pre-pay or redeem this Note, in whole or in part, at any time.

(b) Upon the declaration by the Holder of an Event of Default pursuant to the Agreement, and notice by the Holder to the Company as required by the Agreement, the Indebtedness shall be immediately due and payable in full.

(c) Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

Section 3. Conversion.

(a) Qualified Financing. Subject to the terms and conditions herein, at any time following a “Qualified Financing” (as defined below) unless earlier converted pursuant hereto or repaid in full by the Company pursuant to the provisions of Section 2, the Holder, in its sole discretion, may elect to convert this Note and all, but only all, of the Indebtedness outstanding as of such time into such number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) as is determined by dividing the Indebtedness by the Conversion Price (as defined below), and as the same may be adjusted as set forth herein.

(b) Definitions.

(i)	For purposes herein, a “Qualified Financing” means the issuance by the Company, other than an “Excluded Issuance” (as defined below), of shares of Common Stock, in one transaction or series of related transactions, which transaction(s) result in aggregate gross proceeds actually received by the Company of at least $5,000,000.

(ii)	For purposes herein, “Conversion Price” shall mean the 75% of the average sale price of the Common Stock across all transactions constituting a part of the Qualified Financing, with equitable adjustments being made for any splits, combinations or dividends relating to the Common Stock, or combinations, recapitalization, reclassifications, extraordinary distributions and similar events, that occur following one transaction constituting a part of the Qualified Financing and prior to one or more other transactions constituting a part of the Qualified Financing.

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(iii)	The Conversion Price shall be subject to proportional and equitable adjustments following the date of the completion of the Qualified Financing (the “Price Determination Date”) for splits, combinations or dividends relating to the Common Stock, or combinations, recapitalization, reclassifications, extraordinary distributions and similar events that occur on or after the Price Determination Date. By way of example and not limitation, in the event of forward split of the Common Stock following the Price Determination Date in which each share of Common Stock is converted into two shares of Common Stock, the Conversion Price shall be reduced by 50%, and in the event of a reverse split of the Common Stock following the Price Determination Date in which each two shares of Common Stock are converted into one share of Common Stock, the Conversion Price shall be increased by 100%.

(c) Excluded Issuances. Notwithstanding anything herein to the contrary, a Qualified Financing shall not include any of the following issuances (each, an “Excluded Issuance”): Any issuances of Common Stock:

(i)	for compensatory or incentive purposes to officers, employees or directors of, or consultants to, the Company or any of its Affiliates including, without limitation, the grant of stock options, deferred share units, restricted share units or restricted shares, duly adopted for such purposes by a majority of the non-employee members of the board of directors of the Company or a majority of the members of the committee of nonemployee members of the board of directors established for such purpose;

(ii)	pursuant to a rights offering by the Company or pursuant to a shareholder rights plan of the Company that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company;

(iii)	upon the exercise, conversion or exchange of any securities exercisable, convertible or exchangeable for or into shares of Common Stock;

(iv)	pursuant to any over-allotment option granted to the underwriters in a securities offering;

(v)	as a result of the consolidation or subdivision of any securities of the Company, or as a special distribution or stock dividend or similar transaction that is carried out on a pro rata basis among all holders of the applicable class of securities of the Company; or

(vi)	in connection with or pursuant to any merger, business combination, joint venture, exchange offer, take-over bid, arrangement, amalgamation, asset purchase transaction or acquisition of assets or shares of a third party where such transaction is approved by a majority of the disinterested directors of the Company.

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(d) Additional Terms.

(i)	Any fractional Conversion Shares resulting from any conversion hereunder may be issued as such fractional shares of Common Stock, may be paid in cash or may be rounded up to the next nearest share of Common Stock, in each case at the election of the Company.

(ii)	In the event that, prior to any conversion hereunder, the Common Stock is converted into another class of securities of the Company or any successor entity to the Company, whether by way of merger, reorganization, re-incorporation or otherwise (the “Replacement Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) automatically upon the consummation of the applicable transaction shall be deemed a reference to such Replacement Securities. In the event that, prior to any conversion hereunder, the Company completes a share exchange with another entity wherein all of the issued and outstanding shares of Common Stock are exchanged for equity interests in the other entity (the “Exchanged Securities”), any reference herein to the Common Stock (whether standing alone or as part of another defined term herein) automatically upon the consummation of the applicable transaction shall be deemed a reference to such Exchanged Securities. Then, upon any subsequent conversion of this Note, the Holder shall have the right to receive the number of Replacement Securities or Exchanged Securities and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such merger, reorganization, re-incorporation or exchange. In each case, the Conversion Price shall be equitably adjusted based on the shares of Common Stock issued or sold by the Company in the Qualifying Financing occurring prior thereto, and the exchange ratio into which the Common Stock is converted or exchanged for securities of the successor or other entity in the applicable transaction, and for purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock.

(e) Mechanics of Conversion.

(i)	The Holder shall effect conversions pursuant to Section 3(a) by submitting to the Company a Notice of Conversion in the form as attached hereto as Exhibit A and surrendering this Note as required herein.

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(ii)	The conversion shall be effected as of the date set forth in the Notice of Conversion (the “Conversion Date”). Not later than three Business Days after each Conversion Date (the “Delivery Date”), the Company as soon as permitted under applicable law shall immediately issue (including by way of a share certificate or a direct registration system statement) to the Holder the number of Conversion Shares issuable to the Holder hereunder in connection with such conversion. Notwithstanding anything herein to the contrary, if the Common Stock is listed or quoted for public trading as of a Delivery Date, the Company may deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions. In order to effect a conversion of this Note, and as a condition precedent thereto, the Holder shall be required to, and hereby agrees to, execute and join any shareholders’ agreement or similar agreement relating to the Company and its shareholders, or to any successor entity to the Company and its members or shareholders, as requested by the Company.

(f) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall be required to physically surrender this Note to the Company. The Company shall maintain records showing the amount of Indebtedness converted and the Conversion Date. In the event of any dispute or discrepancy, such records of the Company shall, prima facie, be controlling and determinative in the absence of manifest error. Any surrender of this Note to the Company shall be at the offices of the Company at the address as set forth in the Agreement and, if so required by the Company, this Note shall be accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by Holder or by his, her or its attorney duly authorized in writing.

(g) Transfer Taxes and Expenses. Subject to withholding of taxes in respect of non-United States persons, the issuance of Conversion Shares on conversion of this Note shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(h) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) this Note shall be deemed converted into Conversion Shares and (ii) the Holder’s rights as a Holder of this Note shall cease and terminate, excepting only the right to receive certificates or other evidence for such Conversion Shares as set out herein and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note.

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Section 4. Conversion Limitations. The Company shall not effect any conversion of this Note this Note, and Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other notes or warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4 applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this Section 4 and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) following such time, if any, as the Company may become registered with the SEC, the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) the most recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note by the Holder. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4, provided that any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this Section 4 shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this Section 4 (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4 shall apply to a successor holder of this Note.

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Section 5. Transfers to Comply with the Agreement. This Note and any Conversion Shares issuable upon conversion of this Note may not be sold or transferred other than in compliance with the Agreement.

Section 6. Unsecured, Senior Obligations. All of the Offering Notes, and the amounts payable thereunder, including principal and accrued interest are general unsecured obligations of the Company. All of the Offering Notes, and the amounts payable thereunder, including principal and accrued interest, shall be senior in right of payment and otherwise to all Debt Obligations (as defined below) of the Company presently existing or hereinafter incurred by the Company from time to time other than any Debt Obligations related to or arising out of the agreements or relationships between the Company and Advance Business Capital LLC, d/b/a Triumph Business Capital or its successors in interest or any Debt Obligations secured by a lien, mortgage, pledge, charge, security interest or encumbrance on any asset of the Company (“Senior Debt Obligations”). The Company agrees, and Holder by accepting this Note agrees, that this Note and the amounts payable hereunder, including principal and accrued interest, are subordinated in right of payment and otherwise to the prior payment in full of all Senior Debt Obligations (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt Obligations. Holder agrees at the request of the Company to enter into subordination agreements with holders of Senior Debt Obligations and to execute and deliver such other agreements and instruments as the Company may reasonably request from time to time as may be necessary to effectuate the intent and purposes of this Section 6. For purposes of this Section 6, the term “Debt Obligations” means with respect to the Company, any indebtedness of the Company, whether or not contingent, in respect of (1) borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof; (3) banker’s acceptances; (4) representing capital lease obligations; (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) representing any hedging obligations; if and to the extent any of the preceding, other than letters of credit and hedging obligations, would appear as a liability upon a balance sheet of the Company prepared in accordance with United States generally accepted accounting principles. All of the Offering Notes shall rank in parity with each other.

Section 7. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided hereunder shall be given in accordance with the provisions of the Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

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(d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Virginia without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in Palm Beach County, Florida (the “Selected Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

(e) Incorporation of Provisions. The provisions of Section 6.1, Section 6.3, Section 6.4 through Section 6.8, inclusive, Section 6.10, Section 6.11, Section 6.12 and Section 6.14 through Section 6.21, inclusive, of the Agreement shall apply to this Note as though fully set forth herein, provided that each reference thereto to the “Agreement” shall be deemed a reference to this Note, each reference to “Investor” shall be deemed a reference to the Holder, and each reference to the “Parties” or a “Party” shall be deemed a reference to the Company and the Holder.

(f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(g) Entire Agreement. This Note (including any recitals hereto) and the Agreement set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

(h) Assignment by the Company. This Note may be assigned by the Company to any Assignee as contemplated by Section 6.13(b) of the Agreement without any approval of the Holder being required, but with notice to the Holder of such assignment, at which time all of the rights and obligations of the Company hereunder shall be assigned to, and assumed by, the Assignee and the Holder shall look solely to the Assignee for the performance of this Note. Following any such assignment as set forth in this Section 7(h), any references herein to the “Company” shall be deemed a reference to the Assignee.

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(i) Currency. All dollar amounts are in U.S. dollars.

(j) THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issue Date.

THE MASLOW MEDIA GROUP, INC.

By:	/s/ Mark Speck

Name:	Mark Speck

Title:	Chief Financial Officer

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EXHIBIT A - NOTICE OF CONVERSION

The undersigned hereby elects to convert the full amount of principal and interest pursuant to the convertible promissory note (the “Note”) of The Maslow Media Group, Inc., a Virginia corporation (together with any successor entity thereto, the “Company”) into that number of Shares to be issued pursuant to the conversion of the Note and according to the conditions of the Note, as of the date written below.

The undersigned hereby requests that the Company issue a certificate or certificates, or other permissible evidence of Shares as set forth in the Note, for the number of Shares set forth below (which numbers are based on the Holder’s calculation attached hereto and which shall be confirmed by, and subject to acceptance by, the Company) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:	___________________________________________
Address:	___________________________________________
___________________________________________
___________________________________________
___________________________________________
Date of Conversion:	______________________________, 20__________
Applicable Conversion Price:	$__________________________________________
Number of Shares to be Issued:	___________________________________________
Shares

Holder Name:

By:
Name:
Title:
Date:

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